New York, New York
                                                     May 6, 1994



Guinness Flight Investment Funds, Inc.
201 South Lake Avenue, Suite 510
Pasadena, California  91101

Dear Gentlemen:

         I have this day purchased 4,000 shares (the "Shares") of the Common Stock, $.001 par value of Guinness Flight Investment Funds, Inc. (the "Company") at a price of $12.50 per share. I hereby represent that I have purchased the Shares for investment purposes and not with a view to or for sale in connection with any distribution hereof, provided, however, that the disposition of the Shares shall at all times be and remain within my control. I further agree that the Shares will not be resold except for redemption by the Company and that the proceeds of any such redemption will be reduced by an amount of the organization expenses of the Company remaining unamortized at the time of the redemption based on the proportion that the number of Shares being redeemed bears to the total number of share of the common stock of the Company outstanding at the time of the redemption.

         This letter may be signed in counterpart, each of which being considered an original, but all of which together being considered one and the same instrument.

                                                 Sincerely yours,

                                                 Guinness Mahon Nominees
                                                 A/c James Hay Pension Trustees
                                                 Limited A/c Tim Guinness


                                                 By: /s/Howard Flight
                                                    ---------------------------


                                                 By: /s/Timothy Guinness
                                                    ---------------------------


                                                 By: /s/David Liddell
                                                    ---------------------------

                                                     New York, New York
                                                     May 6, 1994



Guinness Flight Investment Funds, Inc.
201 South Lake Avenue, Suite 510
Pasadena, California  91101

Dear Gentlemen:

         I have this day purchased 4,000 shares (the "Shares") of the Common Stock, $.001 par value of Guinness Flight Investment Funds, Inc. (the "Company") at a price of $12.50 per share. I hereby represent that I have purchased the Shares for investment purposes and not with a view to or for sale in connection with any distribution hereof, provided, however, that the disposition of the Shares shall at all times be and remain within my control. I further agree that the Shares will not be resold except for redemption by the Company and that the proceeds of any such redemption will be reduced by an amount of the organization expenses of the Company remaining unamortized at the time of the redemption based on the proportion that the number of Shares being redeemed bears to the total number of share of the common stock of the Company outstanding at the time of the redemption.

         This letter may be signed in counterpart, each of which being considered an original, but all of which together being considered one and the same instrument.

                                                 Sincerely yours,

                                                 Guinness Mahon Nominees
                                                 A/c James Hay Pension Trustees
                                                 Limited A/c Howard Flight


                                                 By: /s/Howard Flight
                                                    ---------------------------


                                                 By: /s/Timothy Guinness
                                                    ---------------------------


                                                 By: /s/David Liddell
                                                    ---------------------------